                                                                     EXHIBIT 3.5

                              ARTICLES OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                             A & M ASSOCIATES, INC.

     Pursuant to the provisions of Section 10-061, Arizona Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:   The name of the corporation is: A & M ASSOCIATES, INC.

SECOND: The document attached hereto as Exhibit "A" sets forth the amendments to the Articles of Incorporation which were adopted by the shareholders of the corporation at their meeting on May 18, 1995, in the manner prescribed by law.

THIRD: The number of shares of stock outstanding at the time of such adoption was 100 shares; and the number of shares entitled to vote on the amendment was 100 shares.

FOURTH: The designation and number of outstanding shares of each class or series entitled to vote thereon, as a class or series, was as follows:

             CLASS OR SERIES             NUMBER OF SHARES
                 COMMON                        100

FIFTH: The number of shares of each class or series entitled to vote thereon as a class or series voted for or against such amendment, respectively, was:

         CLASS OR SERIES         NUMBER FOR          NUMBER AGAINST
            COMMON                  100                    -0-

DATED:  [ILLEGIBLE], 1995.
      -------------

                                          A & M ASSOCIATES, INC.

                                          BY: /s/ Edward J. Shoen
                                             -----------------------------------
                                              Edward J. Shoen, President

Attest:

/s/ Gary V.  Klinefelter
------------------------------------
Gary V. Klinefelter, Secretary

                                    EXHIBIT A

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

                                       OF

                             A & M ASSOCIATES, INC.

1.       Article V is amended to read as follows:

                  The existence of the corporation shall be: perpetual

                         CONSENT OF THE SOLE STOCKHOLDER

                                       OF

                             A & M ASSOCIATES, INC.

                             AN ARIZONA CORPORATION

                                                           May 18, 1995

         On the above date, U-Haul International, Inc., a Navada Corporation, the sole shareholder of the above named corporation acting through Edward J. Shoen, on the authority of the Board of Directors of U-Haul International, Inc., to vote the stock of all of its subsidiaries, hereby consents to and adopts the following, resolutions:

         RESOLVED: That the officers of A & M Associates, Inc. an Arizona corporation, be and hereby are authorized to amend their Articles of Incorporation,

                             Article IV as follows:

                                   ARTICLE IV

                   The existence of the corporation shall be:

                                    perpetual

                                            U-HAUL INTERNATIONAL, INC.
                                            a Nevada Corporation

                                            BY: /s/ Edward J. Shoen
                                               ---------------------------------
                                                Edward J. Shoen

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                 U-HAUL ADVERTISING & MARKETING ASSOCIATES, INC.

                             AN ARIZONA CORPORATION

     Pursuant to the provisions of Section 10-059, Arizona General Corporation Law, the undersigned corporation adopts the attached Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is: U-Haul Advertising & Marketing Associates, Inc.

SECOND: The document attached hereto as Exhibit A sets forth the amendment to the Articles of Incorporation which was adopted by the shareholders on August 31, 1988, in the manner prescribed by the Arizona General Corporation Law.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 100; and the number of shares entitled to vote thereon was 100; and the number of shares voted for such amendment was 100.

FOURTH: The designation and number of outstanding shares of each class or series entitled to vote thereon as a class or series were none.

FIFTH: The number of shares of each class or series entitled to vote thereon as a class or series which voted for or against such amendment, respectively, were none.

SIXTH: No exchange, reclassification or cancellation of issued shares shall be effected as a result of this amendment.

SEVENTH: Such amendment shall not effect a change in the amount of stated capital, and the stated capital shall remain unchanged.

DATED:     December 8, 1988

                                      U-Haul Advertising & Marketing
                                      Associates, Inc., an Arizona
                                      corporation

                                         BY: /s/ Mark V. Shoen
                                            ------------------------------------
                                             Mark V. Shoen, President

                                         BY: /s/ Gary V. Klinefelter
                                            ------------------------------------
                                             Gary V. Klinefelter, Secretary

STATE OF ARIZONA

COUNTY OF MARICOPA

         The foregoing instrument was acknowledged before me this 8th day of December, 1988, by Mark V. Shoen, President of U-Haul Advertising & Marketing Associates, Inc., an Arizona corporation.

                                            /s/ Blanche I. Passolt
                                            ------------------------------------
                                                       Notary Public

          (NOTARIAL SEAL)

                       CERTIFICATE OF CORPORATE RESOLUTION

         I, Mark V. Shoen, do hereby certify that I am the duly elected and acting President of U-Haul Advertising & Marketing Associates Inc., and that the following is a true and accurate copy of a resolution adopted by signed Consent by the sole shareholder of said corporation, as the same appears upon the books and records of this corporation:

                  RESOLVED: That the officers of U-Haul Advertising & Marketing Associates, Inc., be and are authorized to amend their Articles of Incorporation, Article I, as follows:

                                    ARTICLE I

                  Name: The name of the corporation shall be A & M ASSOCIATES, INC.,

         In Witness Whereof, I have set my hand and affixed the seal of this corporation this 8th day of December, 1988.

                                            /s/ Mark V. Shoen
                                            ------------------------------------
                                                  Mark V. Shoen, President

SIXTH: No exchange, reclassification or cancellation of issued shares shall be effected as a result of this amendment.

SEVENTH: Such amendment shall not effect a change in the amount of stated capital, and the stated capital shall remain unchanged.

DATED:     September 1, 1988.

                                         A & M Associates, Inc.
                                         An Arizona Corporation

                                         BY: /s/ Mark V. Shoen
                                            ------------------------------------
                                            Mark V. Shoen, President

                                         BY: /s/ Gary V. Klinefelter
                                            ------------------------------------
                                            Gary V. Klinefelter, Secretary

STATE OF ARIZONA

COUNTY OF MARICOPA

         The foregoing instrument was acknowledged before me this 1st day of September, 1988, by Mark V. Shoen, President of A & M Associates, Inc., an Arizona Corporation.

                                            /s/ Blanche I. Passolt
                                            -------------------------
                                                  Notary Public

           (NOTARIAL SEAL)

                       CERTIFICATE OF CORPORATE RESOLUTION

         I, Mark V. Shoen, do hereby certify that I am the duly elected and acting President of A & M Associates, Inc., an Arizona corporation, and that the following is a true and accurate copy of a resolution adopted by signed Consent by the sole shareholder of said corporation, as the same appears upon the books and records of this corporation:

                  RESOLVED: That the officers of A & M Associates, Inc., be and they are hereby authorized to amend their Articles of Incorporation, Article I, as follows:

                                    ARTICLE I

                  Name: The name of the corporation shall be U-HAUL ADVERTISING & MARKETING ASSOCIATES, INC.

         In Witness Whereof, I have set my hand and affixed the seal of this corporation this 1st day of September, 1988.

                                            /s/ Mark V. Shoen
                                            ------------------------------------
                                                  Mark V. Shoen, President

                        AMENDED ARTICLES OF INCORPORATION

         WHEREAS, REORGCO J, INC. was duly formed as a corporation by its incorporators under and by virtue of the laws of the State of Arizona on April 28, 1970 and

         WHEREAS, the sole stockholder, AMERCO, a Nevada corporation, and all officers and member of the Board of Directors of said corporation have unanimously voted to alter and amend the name of said corporation to read as follows:

         A & M ASSOCIATES, INC.

         NOW, THEREFORE, the said Articles of Incorporation are hereby amended as above set forth.

         IN WITNESS THEREOF, the duly authorized officers of said corporation have hereunto set their hands.

                                         /s/ Duane P. Swanson
                                         --------------------------------------
                                         Duane P. Swanson - President

                                         /s/ Franklin N. Ashton
                                         --------------------------------------
                                         Franklin N. Ashton - Secretary

STATE OF ARIZONA

COUNTY OF MARICOPA

         On this 19th day of August, 1971, did come and appear before me, Duane
P. Swanson and Franklin N. Ashton known to me to be the duly elected President and Secretary respectively of REORGCO J, INC., an Arizona corporation, who did, after an oath was duly administered, subscribe and acknowledge their foregoing signatures for the purposes herein intended.

                                         /s/ [ILLEGIBLE]
                                         --------------------------------------
                                         Notary Public - State of Arizona

                                         My Commission Expires [ILLEGIBLE]

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                             A & M ASSOCIATES, INC.

                             AN ARIZONA CORPORATION

     Pursuant to the provisions of Section 10-059, Arizona General Corporation Law, the undersigned corporation adopts the attached Articles of Amendment to its Articles of Incorporation:

FIRST:   The name of the corporation is: A & M Associates, Inc.

SECOND: The document attached hereto as Exhibit A sets forth the amendment to the Articles of Incorporation which was adopted by the shareholders on August 31, 1988, in the manner prescribed by the Arizona General Corporation Law.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 100; and the number of shares entitled to vote thereon was 100; and the number of shares voted for such amendment was 100.

FOURTH: The designation and number of outstanding shares of each class or series entitled to vote thereon as a class or series were none.

FIFTH: The number of shares of each class or series entitled to vote thereon as a class or series which voted for or against such amendment, respectively, were none.

                                STATE OF ARIZONA

                             Corporation Commission

[SEAL]

To all to Whom these Presents shall Come, Greeting:

         BE IT KNOWN THAT                      REORGCO J, INC.

 HAVING SUBMITTED TO THE ARIZONA CORPORATION COMMISSION EVIDENCE OF COMPLIANCE WITH THE LAWS OF THE STATE OF ARIZONA GOVERNING THE INCORPORATION OF COMPANIES,
 IS, BY VIRTUE OF THE POWER VESTED IN THE COMMISSION UNDER THE CONSTITUTION AND
             THE LAWS OF THE STATE OF ARIZONA, HEREBY GRANTED THIS

                          CERTIFICATE OF INCORPORATION

 AUTHORIZING SAID COMPANY TO EXERCISE THE FUNCTIONS OF A CORPORATION, UNDER THE
  LAWS NOW IN EFFECT IN THE STATE OF ARIZONA, AND SUBJECT TO SUCH LAWS AS MAY HEREAFTER BE ENACTED, FOR A PERIOD OF TWENTY-FIVE YEARS FROM THE DATE HEREOF,
                   UNLESS SOONER REVOKED BY AUTHORITY OF LAW.

                BY ORDER OF THE ARIZONA CORPORATION COMMISSION.

                  IN WITNESS WHEREOF, I, DICK HERBERT THE CHAIRMAN, HAVE HEREUNTO SET MY HAND AND CAUSED THE OFFICIAL SEAL OF THE ARIZONA CORPORATION COMMISSION TO BE AFFIXED AT THE CAPITOL, IN THE CITY OF PHOENIX, THIS 11th DAY OF JUNE A.D. 1970

                                                                      CHAIRMAN.

ATTEST:

                    SECRETARY.                             NO.            79164

BY

           ASSISTANT SECRETARY.

                             ARTICLES OF INCORPORATION

                                          of

                                 REORGCO J, INC.

         KNOW ALL MEN BY THESE PRESENTS, that we the undersigned, have this day adopted, made and subscribed in triplicate to the following Articles of Incorporation, for the purpose of forming a corporation under the laws of the state of Arizona.

                                   ARTICLE I

         The name of this corporation shall be REORGCO J, INC.,

                                   ARTICLE II

         The principal place of business of the corporation shall be at 2727 North Central Avenue, Phoenix, Arizona, County of Maricopa.

                                  ARTICLE III

         The purpose or purposes for which the corporation is organized are to transact the business of advertising, both as principal and agent, promoting and developing the business of other corporations, partnerships, or individuals for hire, or upon commission, or otherwise, by and through the means of preparing advertising for other corporations, partnerships, or individuals, and of advertising the business, commodities, or other property, real, personal or mixed, of other corporations, partnerships, or individuals in newspapers, books, booklets, prospectuses, magazines, circulars, pamphlets, or other similar literature and advertising media.

         To manufacture, buy, sell, and otherwise dispose of at either Wholesale or retail, import and export and generally trade in and deal with advertising displays, signs, advertisements, and advertising devices and novelties, and to manufacture, buy, sell, store, market, prepare for market, and generally deal in and trade with any article or things of every nature and description.

Page one of four pages

         To engage in the business of promoting, selling and distributing advertising material, decalcomania transfers, signs, advertising displays, adhesive signs, adhesive stickers, adhesive display markers, and all similar related commodities

         To carry on the business of printers and lithographers, stereotypers, electrotypes, photographic printers, photolithographers, engravers, die-sinkers, blank book manufacturers, book binders, and stationers, and the printing of books, pamphlets, periodicals, newspapers, posters, circulars, envelopes, bill and letterheads, cards, tags, labels and forms of every description, and any and all kinds of documents, instruments, and other printed matter.

                                   ARTICLE IV

         The authorized amount of capital stock of this corporation shall be One Thousand ($1,000.00) Dollars, divided into one hundred (100) shares of the par value of Ten ($10.00) Dollars each. Said capital stock shall be paid in at such time and upon such conditions as the Board of Directors may be resolution direct, either in cash, or by services rendered to the corporation, or by real or personal property transferred to it. Shares of stock when issued in exchange for services or property pursuant to a resolution of the Board of Directors shall thereupon become and be fully paid the same as though paid for in cash at par, and shall be non-assessable forever, and the determination of the Board of Directors as to the value of any property or services received by the corporation in exchange for stock shall be conclusive.

         All shareholders shall have pre-emptive rights to purchase, subscribe for or otherwise acquire any unissued shares of stock of this corporation of any class now or hereafter authorized.

                                    ARTICLE V

         The time of the commencement of this corporation shall be the date of the issuance to it of a certificate of incorporation by the Corporation Commission of the state of Arizona, and the time of its duration shall be

Page two of four pages
twenty-five (25) years from and after said date, with the privilege of renewal in the manner provided by law.

                                   ARTICLE VI

         This corporation shall have three (3) directors initially. The number of directors may be increased or diminished from time to time in accordance with the by-laws adopted by the stockholders, but shall never be less than three (3).

                                   ARTICLE VII

         The affairs of this corporation shall be conducted by the Board of Directors and by such officers as the said Board of Directors may from time to time elect or appoint. Said directors shall be elected by the stockholders at the annual meeting of the corporation, which shall be on the third Wednesday in May, and shall hold office until their successors are elected and qualified.

         The following named persons shall serve as officers and directors of this corporation until the first annual meeting:

         President                      John A. Lorentz

         Vice-President                 David L. Helsten

         Secretary-Treasurer            Richard Rink

         Director                       John A. Lorentz

         Director                       David L. Helsten

         Director                       Richard Rink

                                  ARTICLE VIII

         The corporation shall not incur or subject itself to a total in-debtedness of liability, direct or contingent, in an amount exceeding two-thirds (2/3) of its authorized capital stock unless authorized by three-fourths (3/4) of the vote cast with respect thereto at a lawfully held shareholders meeting, and approved by the Corporation Commission of the state of Arizona.

Page three of four pages

                                   ARTICLE IX

         Except as to the amount of any unpaid stock subscription owing to this corporation, the private property of the stockholders of this corporation shall be exempt from liability for its debts and obligations.

                                    ARTICLE X

         The statutory agent for the corporation shall be C. T. CORPORATION SYSTEM, 14 North 18th Avenue, Phoenix, Maricopa County, Arizona, 85007.

                                   ARTICLE XI

         The incorporators of this corporation are:

         David L. Helsten              16 E. Fillmore
                                       Tempe, Maricopa County, Arizona

         Richard Rink                  2727 N. Central Avenue
                                       Phoenix, Maricopa County, Arizona

         IN TESTIMONY WHEREOF, we have hereunto set our hands this 23rd day of April, 1970.

                                       /s/ David L. Helsten
                                       -----------------------------------
                                       David L. Helsten

                                       /s/ Richard Rink
                                       -----------------------------------
                                       Richard Rink

STATE OF ARIZONA   )
                   ) ss.
COUNTY OF MARICOPA )

         THIS IS TO CERTIFY that on the 23rd day of April, 1970, before me, a Notary Public, personally appeared David L. Helsten and Richard Rink who I am satisfied are the persons named in and who executed the foregoing Articles of Incorporation, and I first having made known to them the contents thereof, they did acknowledge that they had signed the same as their voluntary act and deed for the uses and purposes therein expressed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal on this 23rd day of April, 1970.

                                        /s/ [ILLEGIBLE]
                                        ---------------------------------------
        (NOTARIAL SEAL)                 Notary Public for the State of Arizona
                                        Residing at Phoenix, Arizona
                                        My Commission expires 8-13-72

Page four of four pages